Exhibit 10.5
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the September 17, 1999 Employment Agreement (as amended from time to time, the “Employment Agreement”) between East West Bancorp, Inc. (“Company”) and Douglas Krause (“Employee”) is entered into as of this 9th day of April, 2012 by and between Company and Employee.

The following terms and conditions of the Employment Agreement are hereby modified:

1.           Section 3.1 (Term) of the Agreement is hereby modified in its entirety to read as follows:  This Agreement and employment under this Agreement shall terminate on April 8, 2015 unless extended by Company.

2.           Except as expressly agreed to herein, the Employment Agreement between the parties shall remain in force and effect.

EAST WEST BANCORP, INC.

By: _________________________

____________________________
Employee:  Doug Krause